UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

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                         STRONG ASIA PACIFIC FUND, INC.

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[Strong Logo]     One Hundred Heritage Reserve Menomonee Falls, Wisconsin 53051

Date

Name
Address Line #1
Address Line #2
City, State  Zip Code

Dear Name:

While Strong has undergone many changes during the last year, we're happy to report that the manager of your Strong Asia Pacific Fund is proposed to remain the same.

As you may know, Anthony Cragg reached an agreement with Wells Fargo to stay on and manage the Asia Pacific Fund, subject to shareholder approval. What's more, he plans to continue to use the same investment process and strategy.

If you'd like to make an additional investment, just complete the form below and include your check in the enclosed envelope. You can also add to your account at www.Strong.com/add or by calling 1-800-233-3430.

As always, we appreciate your investment and the opportunity to help you reach your financial goals.

Sincerely,
[Signature]
Signature, Title

STOCK FUNDS SHOULD ONLY BE CONSIDERED FOR LONG-TERM GOALS AS VALUES FLUCTUATE IN RESPONSE TO THE ACTIVITIES OF INDIVIDUAL COMPANIES AND GENERAL MARKET AND ECONOMIC CONDITIONS. INVESTMENTS IN FOREIGN COMPANIES OFTEN PRESENT MORE RISK
BECAUSE OF CURRENCY EXCHANGE FLUCTUATION, GOVERNMENT REGULATIONS, AND THE POTENTIAL FOR POLITICAL AND ECONOMIC INSTABILITY. THESE RISKS ARE GENERALLY INTENSIFIED IN EMERGING MARKETS. INVESTMENT STRATEGIES THAT CONCENTRATE IN PARTICULAR MARKET SEGMENTS OR FEWER SECURITIES TEND TO INCREASE THE TOTAL RISK OF AN INVESTMENT (RELATIVE TO THE BROADER MARKET). THIS FUND IS EXPOSED TO THE FOLLOWING SPECIFIC RISKS: REGIONAL RISK, SMALL-COMPANY RISK, AND MEDIUM-COMPANY RISK. CONSULT THE FUND'S PROSPECTUS FOR ADDITIONAL INFORMATION ON THESE AND OTHER RISKS.

DEFINITION:  AVERAGE  ANNUAL TOTAL RETURN AND TOTAL RETURN MEASURE CHANGE IN THE
 VALUE OF AN INVESTMENT IN THE FUND, ASSUMING REINVESTMENT OF ALL DIVIDENDS AND CAPITAL GAINS. AVERAGE ANNUAL TOTAL RETURN REFLECTS ANNUALIZED CHANGE, WHILE TOTAL RETURN REFLECTS AGGREGATE CHANGE AND IS NOT ANNUALIZED.

PLEASE NOTE THAT THIS IS NOT INTENDED TO BE A SOLICITATION FOR PROXY. THE WELLS FARGO FUNDS TRUST HAS FILED A COMBINED PROSPECTUS/PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION THAT IS AVAILABLE, ALONG WITH OTHER DOCUMENTS, AT WWW.SEC.GOV OR BY CONTACTING STRONG AT 1-800-368-7710.

WELLS FARGO FUNDS MANAGEMENT, LLC, A WHOLLY-OWNED SUBSIDIARY OF WELLS FARGO & COMPANY, PROVIDES INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES FOR THE WELLS FARGO FUNDS. OTHER AFFILIATES OF WELLS FARGO & COMPANY PROVIDE SUB-ADVISORY AND OTHER SERVICES FOR THE FUNDS. THE WELLS FARGO FUNDS ARE DISTRIBUTED BYSTEPHENS INC., MEMBER NYSE/SIPC. WELLS FARGO & COMPANY AND ITS AFFILIATES ARE NOT AFFILIATED WITH STEPHENS INC. THE STRONG FUNDS ARE DISTRIBUTED BY STRONGFINANCIAL CORPORATION'S (SFC) WHOLLY-OWNED SUBSIDIARY, STRONG INVESTMENTS, INC. SFC AND ITS AFFILIATES ARE NOT AFFILIATED WITH STEPHENS INC. SECURITIES ARE OFFERED THROUGH STRONG INVESTMENTS, INC. SM46926 10-04


Strong Asia Pacific Fund
-------------------------------------------------------------------------------

As of 9-30-04

Total Return
5.36%   Year-To-Date
-------------------------------------------------------------------------------

Average Annual Total Returns

17.98%  1-Year
2.59%  5-Year
1.32%   10-Year

Performance is historical and does note guarantee future results. Investment returns and principal value will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be lower or higher than the quoted performance. Call of visit www.Strong.com for the most recent month-end performance.

From time to time, the funds advisor and/or administrator has waived its management fees and/or absorbed fund expenses, which has resulted in higher returns. As of 9-30-04, there are waivers and/or absorptions in effect. The find has a redemption fee of 1.00% against shares that are held 30 calendar days or fewer after purchase. Performance data does not reflect the deduction of this fee, which, if reflected, would reduce the performance.



YES!     Please add to my investment                                    Strong

                                Strong Asia Pacific Fund (SASPX)
[Sample A. Sample               Additional  Investment Form    Investment Amount
Address Line #1                 To add to your  Strong  account,  $
Address  Line #2                enclose  this form in the postage-
Address Line #3                 paid envelope with your check
Anytown,  US 12345-6789]        payable to STRONG. The minimum additional
                                investment is $100.

                                      My Account Number is:
                                      [XXX-XXXXXXXXXX]